FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Tuesday, May 5, 2009
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS FIRST QUARTER 2009 RESULTS

MILL VALLEY, CA – May 5, 2009 – Redwood Trust, Inc. (NYSE:RWT) today reported a net loss for the first quarter of 2009 of $35 million, or $0.65 per share. This compares to a net loss of $116 million, or $3.46 per share, for the fourth quarter of 2008, and a net loss of $172 million, or $5.28 per share, for the first quarter of 2008.  Net interest income for the first quarter of 2009 was $34 million, as compared to $24 million in the fourth quarter of 2008, and $49 million for the first quarter of 2008.  The net loss for the first quarter of 2009 reflected $43 million of net negative market valuation adjustments (MVA) and $16 million of loan loss provisions, as compared to $111 million of net negative MVA and $19 million of loan loss provisions for the fourth quarter of 2008, and $194 million of net negative MVA and $8 million of loan loss provisions for the first quarter of 2008.

During the first quarter, Redwood’s investments generated $45 million of cash in excess of operating and interest costs.   At March 31, 2009, Redwood had $333 million of cash and no short-term debt.

Redwood estimated that it incurred a taxable loss of $14 million, or $0.22 per share, during the first quarter of 2009.  This compares to an estimated taxable loss of $8 million, or $0.25 per share, for the fourth quarter of 2008, and estimated taxable income of $26 million, or $0.79 per share, for the first quarter of 2008.

 “While our earnings continue to be impacted by negative market valuation adjustments on our securities and investments, we are pleased with our economic progress in 2009,” said Martin S. Hughes, Redwood’s President and Chief Financial Officer. “Our investment cash flows remain strong, our investments are funded entirely by long-term capital, and we raised $283 million of capital in January through a public offering of common stock.  Housing and credit fundamentals remain in line with our expectations and we are taking advantage of attractive investment opportunities. During the first four months of 2009, Redwood acquired $240 million of primarily senior residential mortgage-backed securities, including $98 million of securities during the first quarter.”

The accounting concepts and disclosures relating to our financial statements are complex. Today, we also released our Redwood Review covering the first quarter of 2009. The Redwood Review contains a more detailed discussion of our business performance and outlook. The Redwood Review is available on our website at www.redwoodtrust.com.

Additional information on our GAAP results is available in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009 which we filed today with the Securities and Exchange Commission.  The Form 10-Q is available on our website at www.redwoodtrust.com.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in mortgage prepayment rates; the timing of credit losses within our portfolio; our exposure to adjustable-rate and negative amortization mortgage loans; the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the concentration of the credit risks we are exposed to; the ability of counterparties to satisfy their obligations to us; legislative and regulatory actions affecting the mortgage industry or our business; the availability of high quality assets for purchase at attractive prices; declines in home prices and commercial real estate prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; our ability to generate the amount of cash flow we expect from our investment portfolio; changes in our investment, financing, and hedging strategies and the new risks that those changes may expose us to; changes in the competitive landscape within our industry, including changes that may affect our ability to retain or attract personnel; our failure to manage various operational risks associated with our business; our failure to maintain appropriate internal controls over financial reporting; our failure to properly administer and manage our securitization entities; risks we may be exposed to if we expand our business activities, such as risks relating to significantly increasing our direct holdings of loans; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; our ability to successfully deploy the proceeds from our recent common equity offering and raise additional capital to fund our investing activity; and other factors not presently identified.

REDWOOD TRUST, INC.

Consolidated Income Statement	First	Fourth	Third	Second	First
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2009	2008	2008	2008	2008

Interest income	$82	$123	$131	$137	$176
Interest expense	(48)	(99)	(92)	(98)	(127)
Net interest income	34	24	39	39	49
Provision for loan losses	(16)	(19)	(18)	(10)	(8)
Market valuation adjustments, net	(43)	(111)	(127)	(60)	(194)
Net interest income after provision and	(25)	(106)	(106)	(31)	(153)
market valuation adjustments
Operating expenses	(11)	(14)	(17)	(15)	(17)
Realized gains on sales and calls, net	-	6	-	3	-
(Provision for) benefit from income taxes	-	(4)	10	(1)	(2)
Net Loss	(36)	(118)	(113)	(44)	(172)
Less: Net loss (income) attributable to noncontrolling interest	1	2	2	(2)	-
GAAP net loss	$(35)	$(116)	$(111)	$(46)	$(172)

Average diluted shares (thousands)	53,632	33,366	33,334	32,871	32,511
GAAP earnings per share (diluted)	$(0.65)	$(3.46)	$(3.34)	$(1.40)	$(5.28)
Regular dividends declared per common share	$0.25	$0.75	$0.75	$0.75	$0.75

REDWOOD TRUST, INC.

Consolidated Balance Sheet	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
($ in millions, except share data)	2009	2008	2008	2008	2008

Real estate loans	$4,541	$4,659	$6,101	$6,377	$6,775
Real estate securities, at fair value:
Trading securities	264	340	574	841	952
Available-for-sale securities	255	233	288	400	242
Other investments	62	78	79	79	79
Cash and cash equivalents	333	126	177	148	257
Other assets	126	146	155	201	241
Total Assets	$5,581	$5,582	$7,374	$8,046	$8,546

Short-term debt	$-	$-	$7	$9	$2
Other liabilities	198	252	167	166	211
Asset-backed securities issued - Sequoia	4,418	4,508	5,930	6,175	6,544
Asset-backed securities issued - Acacia	291	347	673	935	1,046
Long-term debt	150	150	150	150	150
Total liabilities	5,057	5,257	6,927	7,435	7,953

Stockholders’ equity	506	302	412	564	585
Noncontrolling interest	18	23	35	47	8
Total equity	524	325	447	611	593

Total Liabilities and Stockholders' Equity	$5,581	$5,582	$7,374	$8,046	$8,546

Shares outstanding at period end (thousands)	60,228	33,471	33,238	33,184	32,710
GAAP book value per share	$8.40	$9.02	$12.40	$17.00	$17.89

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended March 31, 2009
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$26	$3	$34	$22	$1	$86
Net discount (premium) amortization	(4)	$-	-	-	-	$(4)
Total interest income	22	3	34	22	1	82
Management fees	1	$-	-	-	(1)	-
Interest expense	(2)	$-	(25)	(21)	-	(48)
Net interest income	$21	$3	$9	$1	$-	$34
Provision for loan losses	-	-	(16)	-	-	(16)
Market valuation adjustments, net	(26)	(4)	(1)	(12)	-	(43)
Net interest (loss) income after provision	(5)	(1)	(8)	(11)	-	(25)
and market valuation adjustments
Operating expenses	(11)	-	-	-	-	(11)
Realized gains (losses) on sales and calls, net	-	-	-	-	-	-
Loss from the Fund, Sequoia, and Acacia	(19)	-	-	-	19	-
Noncontrolling interest	-	1	-	-	-	1
Provision for income taxes	-	-	-	-	-	-
Net (loss) Income	$(35)	$-	$(8)	$(11)	$19	$(35)

REDWOOD TRUST, INC.

Consolidating Balance Sheet
March 31, 2009
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Real estate loans	$3	$-	$4,528	$10	$-	$4,541
Real estate securities, at fair value:
Trading securities	4	-	-	260	-	264
Available-for-sale securities	217	38	-	72	(72)	255
Other investments	-	-	-	62	-	62
Cash and cash equivalents	333	-	-	-	-	333
Investment in the Fund	22	-	-	-	(22)	-
Investment in Sequoia	70	-	-	-	(70)	-
Investment in Acacia	7	-	-	-	(7)	-
Total earning assets	656	38	4,528	404	(171)	5,455
Other assets	25	4	38	59	-	126
Total Assets	$681	$42	$4,566	$463	$(171)	$5,581

Short-term debt	$-	$-	$-	$-	$-	$-
Other liabilities	25	2	6	165	-	198
Asset-backed securities issued - Sequoia	-	-	4,490	-	(72)	4,418
Asset-backed securities issued - Acacia	-	-	-	291	-	291
Long-term debt	150	-	-	-	-	150
Total liabilities	175	2	4,496	456	(72)	5,057

Stockholders’ equity	506	22	70	7	(99)	506
Noncontrolling interest	-	18	-	-	-	18
Total equity	506	40	70	7	(99)	524

Total Liabilities and Stockholders’ Equity	$681	$42	$4,566	$463	$(171)	$5,581

REDWOOD TRUST, INC.

GAAP and Taxable (Loss) Income Differences	First	Fourth	Third	Second	First
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2009	2008	2008	2008	2008

GAAP net loss	$(35)	$(116)	$(111)	$(46)	$(172)
Difference in taxable (loss) income calculations
Amortization and credit losses	(22)	(1)	(7)	(10)	1
Operating expenses	-	(1)	3	1	2
Gross realized gains on calls and sales	-	(5)	-	(3)	-
Market valuation adjustments, net	43	111	127	61	194
Provision for income taxes	-	4	(10)	1	1
Total differences in GAAP and taxable (loss) income	21	108	113	50	198

Taxable (loss) income	$(14)	$(8)	$2	$4	$26

Taxable (loss) income per share	$(0.22)	$(0.25)	$0.07	$0.11	$0.79